Exhibit 10.1

SECOND AMENDMENT

     SECOND AMENDMENT, dated as of January 7, 2005 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of September 1, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among R.H. Donnelley Corporation (“Holdings”), R.H. Donnelley Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

     WHEREAS, the Borrower and Holdings have requested that the Lenders amend the Credit Agreement in the manner provided for herein; and

     WHEREAS, the Required Lenders have authorized the Administrative Agent to enter into this Amendment.

     NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     SECTION 1.   Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     SECTION 2.   Amendment of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended, effective as of the Amendment Effective Date, as follows:

     2.1.   By replacing the words “of Holdings” with “or Holdings” in the definition of Additional Senior Unsecured Notes; and

     2.2.   By deleting the definition Designated Additional Indebtedness in its entirety and substituting in lieu thereof the following new definition:

     “Designated Additional Indebtedness”: any Additional Senior Unsecured Notes or Additional Senior Subordinated Debt or Permitted Holdings Debt incurred pursuant to Section 8.2(a)(xv) or Section 8.2(a)(xviii) and designated, at the time of the incurrence thereof, by the Borrower as being incurred for one or more of the permitted uses of the Tranche C Term Loans under this Agreement by written notice to such effect by the Borrower to the Administrative Agent; provided that the aggregate amount of Additional Senior Unsecured Notes and Additional Senior Subordinated Debt and Permitted Holdings Debt which may be designated as Designated Additional Indebtedness pursuant to this Agreement shall not exceed $400,000,000.

     SECTION 3.   Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the Administrative Agent (or its counsel) shall have received duly executed and completed counterparts hereof (in the form provided and specified by the Administrative Agent) that, when taken together, bear the signatures of (x) the Borrower and Holdings and (y) the Administrative Agent.

     SECTION 4.   Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrower and Holdings represents and warrants to each of the Lenders and the Administrative Agent that as of the Amendment Effective Date:

     4.1.   This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended hereby, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     4.2.   Each of the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

     SECTION 5.   Effect of Amendment.

     5.1.   Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

     5.2.   On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

     SECTION 6.   General.

     6.1.   GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     6.2.   Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

     6.3.   Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

     6.4.   Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

R.H. DONNELLEY CORPORATION

By:	/s/ Jenny L. Apker

	Name:	Jenny L. Apker
	Title:	Vice President and Treasuer

R.H. DONNELLEY INC.

By:	/s/ Jenny L. Apker

	Name:	Jenny L. Apker
	Title:	Vice President and Treasuer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:	/s/ Susan L. LeFevre

	Name:	Susan L. LeFevre
	Title:	Director